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                                                                     EXHIBIT 2.7

                               ROBERT W. STALLINGS
                               3828 BEVERLY DRIVE
                               DALLAS, TEXAS 75205

                                 March 23, 2001

GAINSCO, INC.
500 Commerce Street
Fort Worth, Texas 76102

         RE:      SECURITIES PURCHASE AGREEMENT

Gentlemen:

         Reference is hereby made to that certain Securities Purchase Agreement dated February 26, 2001 by and between Robert W. Stallings and GAINSCO, INC. (as amended, the "Purchase Agreement"). Terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

         The undersigned confirms that for purposes of the Purchase Agreement, ING Pilgrim Capital Corporation, LLC together with its Affiliates and Associates is a member of the "Buyer Group".

                                                Sincerely,


                                                    /s/ Robert W. Stallings
                                                --------------------------------
                                                Robert W. Stallings